Exhibit 4.25

                      AMENDMENT TO LINE OF CREDIT AGREEMENT

      AMENDMENT, dated July 30, 2001, (the "Amendment") by and between Milestone Scientific Inc., a Delaware corporation, having its principal offices at 220 South Orange Avenue, Livingston, New Jersey 07039 (the "Company"), and K. Tucker Andersen (the "Lender"), having an address c/o Cumberland Associates LLC, 1114 Avenue of the Americas, New York, NY 10036.

      For good and valuable consideration, the sufficiency of which is hereby acknowledged, the undersigned hereby agree to the following amendments to the Line of Credit Agreement, dated March 9, 2001, by and between the Company and the Lender (the "Agreement"):

      A. The Agreement is hereby amended by striking Paragraph 1.4 thereof and replacing said paragraph with the following new Paragraph 1.4:

            1.4 Upon the deposit of the Andersen Check in accordance with Paragraph 1.3, the Company shall have the right to withdraw from the Andersen Account such funds as from time to time may be needed by the Company in its discretion.

      B. The Agreement is hereby amended further by striking Paragraph 4.9 thereof and replacing said paragraph with the following new Paragraph 4.9:

            4.9 Use of Proceeds. Borrowings under Paragraph 1.4 of this Agreement will be used for general corporate purposes.

      C. Except as otherwise provided herein, the Agreement, the 10% Promissory Note and Warrant issued thereunder, and the Registration Rights Agreement by and between the Company and the Lender, dated March 9, 2001, shall continue unchanged and in full force and effect.

            IN WITNESS WHEREOF, the undersigned have caused this Amendment to be executed as of the date first above written.

                                             MILESTONE SCIENTIFIC INC.


                                                By: s/ Leonard Osser
                                                   -----------------------------
                                                Leonard Osser, Chairman and
                                                Chief Executive Officer


                                                s/ K. TUCKER ANDERSEN
                                                --------------------------------
                                                K. TUCKER ANDERSEN


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